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                                   EXHIBIT 1.6


                               HOLLOW EGG ONE INC.


                            FORM OF LOCK-UP AGREEMENT



Board of Directors
Hollow Egg One Inc.

Gentlemen:

         The Company, Hollow Egg One Inc., is authorized to issue 10,000,000 shares of its common stock, $0001 par value, consisting of 9,000,000 shares of Outstanding Stock, presently issued and outstanding, and 1,000,000 shares of Offered Stock, presently authorized and unissued, proposed to be sold and issued in a public offering. The undersigned is the sole legal owner and sole beneficial owner of the Outstanding Stock. The undersigned understands that the Company will shortly file with the U.S. Securities and Exchange Commission a registration statement on Form SB-2 for the registration of the Offered Stock. As part of the disclosure included in the registration statement, the Company has affirmatively stated that there will be no transfer of the Company's securities until such time as the Company successfully implements its business plan under Rule 419 of the General Rules and Regulations of the Securities and Exchange Commission as described in the registration statement.

         In order to insure that the disclosure described above is adhered to, the undersigned agrees, for the benefit of the Company, that it will not offer to sell, assign, transfer, pledge, hypothecate, grant any option for the acquisition of, or otherwise dispose of, directly or indirectly, any of the Outstanding Shares or any securities of the Company subsequently acquired by the undersigned by any means whatever. This restriction shall remain effective until such time as the Company successfully completes a business combination in full compliance with the requirements of Rule 419 or shall abandon its plan to do so and shall withdraw the registration statement mentioned above. The undersigned further agrees to lodge its certificate for the Outstanding Stock, and for any other securities of the Company which it may hereafter acquire, with the escrow agent, appointed by the Company, for deposit into the custodial escrow account maintained by such escrow agent for retention of outstanding securities of the Company for retention during the period of the restrictions described above. Furthermore, the undersigned will permit its certificate evidencing the Outstanding Stock and any other securities of the Company which it may hereafter acquire, to be endorsed with all appropriate restrictive legends.

                                                   Sincerely,

                                                   TECUMSEH HOLDINGS CORPORATION

                                                   By   JOHN L. MILLING
                                                     ---------------------------
                                                        JOHN L. MILLING,
                                                        President